SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 28, 2004

Date of Report (Date of Earliest Event Reported)

Opsware Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32377	94-334-0178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip code)

(408) 744-7300

(Registrant’s telephone number, including area code)

ITEM 5: OTHER EVENTS

On January 28, 2004, Opsware Inc. announced that James T. Dimitriou, the Company’s executive vice president of sales and services, will be leaving the Company for personal and family reasons to permanently relocate to the Chicago area. Mr. Dimitriou will remain employed with the Company for a short period of time to facilitate the smooth transition of his responsibilities. The Company has engaged an executive search firm to assist in finding a replacement for Mr. Dimitriou. The Company does not expect that Mr. Dimitriou’s departure will have an adverse impact on its business or financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2004	OPSWARE INC.

	By:	/s/ Sharlene P. Abrams
Sharlene P. Abrams
Chief Financial Officer